EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Classover Holdings Enters into $400 Million Equity Purchase Facility Agreement to Launch SOL-Based Treasury Strategy

New York, NY – May 1, 2025 – Classover Holdings, Inc. (Nasdaq: KIDZ, KIDZW) ("Classover" or the "Company"), a leading provider of live, interactive online learning, today announced that it has entered into an Equity Purchase Facility Agreement with Solana Strategies Holdings LLC providing for the sale by the Company of up to $400 million of Class B Common Stock.

Proceeds from the facility will be used to support the Company’s Solana-centric digital asset treasury strategy as well as for working capital and strategic acquisitions. Under this initiative, Classover will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and staking of Solana (“SOL”) tokens — positioning itself among the first publicly traded companies to integrate SOL directly into its core treasury operations. In addition, the Company plans to operate SOL validator nodes to contribute to the network’s decentralization and security while generating on-chain staking rewards.

The Company’s asset treasury strategy reflects its commitment to innovation and forward-looking asset management. Key initiatives under the strategy include:

•	Acquiring and holding SOL as a primary corporate reserve asset;
•	Operating SOL validators to earn staking rewards and contribute to the network’s security and decentralization; and
•	Reinvesting staking yields to further expand the Company’s SOL holdings and strengthen its engagement within the SOL ecosystem.

By adopting SOL as its core reserve asset, Classover aims to enhance its balance sheet with a high-performance, scalable digital asset, while strategically aligning itself with the growing decentralized finance (DeFi) economy.

To support the execution and governance of its SOL-focused treasury strategy, Classover has appointed Chaince Securities LLC, a wholly owned subsidiary of Mercurity Fintech Holding Inc. (Nasdaq: MFH), as its digital asset strategic advisor.

Through Mercurity Fintech’s industry partners, including Samara Alpha Management, Blockstone Capital and BitGo, Chaince Securities will provide comprehensive strategic and operational advisory services to the Company, including:

•	Advising on the structuring and deployment of the Company’s SOL-based digital asset treasury;
•	Assisting in the design, operation, and optimization of SOL validator nodes to maximize staking rewards;
•	Providing risk management oversight and implementing industry best practices for digital asset portfolio management; and
•	Evaluating and advising on strategic alternatives, partnerships, and growth opportunities within the digital asset and blockchain ecosystem.

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Wilfred Daye, Chief Strategic Officer of MFH and CEO of Chaince Securities, LLC, commented:

"Classover’s adoption of Solana as a treasury reserve asset sets a new standard for corporate blockchain strategy. We are proud to partner with Classover on this initiative and help position the Company at the forefront of institutional blockchain adoption. We believe Classover’s forward-thinking approach will drive long-term shareholder value and broaden the acceptance of digital assets across the corporate sector."

Stephanie Luo, Chief Executive Officer of Classover, added:

"At Classover, innovation is at the core of everything we do — whether in education or corporate finance. By anchoring our treasury in Solana, we are embracing transformative technology that enhances our agility and strengthens our balance sheet for the future. We believe this strategy not only strengthens our financial foundation but also positions Classover as a pioneer in blockchain integration among publicly traded companies, creating meaningful long-term value for our shareholders."

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: the ability of Classover to achieve the anticipated benefits of its recently completed business combination with Battery Future Acquisition Corp. (“BFAC”); Classover's inability to maintain the listing of its securities on Nasdaq following the business combination; Classover's ability to execute its business model, including obtaining market acceptance of its products and services; Classover's financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in Classover's strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover's ability to attract and retain a large number of customers; Classover's future capital requirements and sources and uses of cash; Classover's ability to attract and retain key personnel; Classover's expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover Holdings, Inc. in connection with its business combination with BFAC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

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